EXHIBIT 10.1
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is dated as of March 12, 2013 by and between PRESIDENT AND FELLOWS OF HARVARD COLLEGE (“Seller”) and ATHENAHEALTH, INC. (“Buyer”).
A.    Seller and Buyer entered into that certain Purchase and Sale Agreement dated December 5, 2012 and having an Effective Date of December 5, 2012 (the “Agreement”), in connection with the conveyance of the Property, as more particularly defined in the Agreement (the “Property”); and
B.    Seller and Buyer now desire to enter into this Amendment for the purpose of extending the Due Diligence Period under the Agreement, extending the Closing Date and adding one additional closing deliverable under Section 7.3 of the Agreement.
NOW, THEREFORE, for and in consideration of the Property, the keeping and performance of the covenants and agreements hereinafter contained, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, agree as follows:

1.	Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Agreement, as applicable, unless set forth herein to the contrary.

2.
Waiver of Contingencies. Buyer hereby confirms that it has had an opportunity to and has completed its due diligence investigation of the Property and, being satisfied with the results thereof, waives any and all rights to terminate the Agreement pursuant to the provisions of Section 5.3 thereof, provided, however, Buyer shall have the right to terminate this Agreement on or prior to April 12, 2013 if Buyer determines, in its reasonable discretion, that there is any cross connection or intermingling of the storm drain system and the sanitary sewer system at the Property, which could cause sanitary waste to enter the storm drain system. In the event of a termination of the Agreement in accordance with the preceding sentence, Buyer shall be entitled to the return of the Initial Deposit and neither Seller nor Buyer shall have any liability under the Agreement except for those obligations which expressly survive the termination of the Agreement. In the event that the Agreement is not terminated in accordance with this paragraph 2, the Additional Deposit shall be due and payable on April 17, 2013.

3.	Closing Date Extension. Article 1 is amended to change the definition of "Closing Date" from April 11, 2013 to May 10, 2013.

4.	Additional Closing Deliverable. Section 7.3 of the Agreement is amended by adding a new subsection (n) to said Section 7.3 providing as follows:

(n) Seller shall have delivered to Buyer audited financial statements with respect to the Property for the period from January 1, 2012 through December 31, 2012 that meet the requirements of Securities and Exchange Commission Regulation S-X, Rule 3-14 by April 5, 2013.

5.
Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and permitted assigns. In the event of any inconsistency or conflict between the terms of this Amendment and of the Agreement, as applicable, the terms of this Amendment shall control. The Agreement, as amended by this Amendment, constitute and contain the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. Except as hereinabove provided, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto. This Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Seller and Buyer. This Amendment may be signed in multiple counterparts, which, when taken together, shall constitute a fully executed and binding original Amendment. Signatures of the parties to the Amendment via facsimile or other electronic transmission shall be treated as and have the same binding effect as original signatures hereon. Time remains of the essence of each and every provision of the Agreement, as affected by this Amendment.

[signatures to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

SELLER

PRESIDENT AND FELLOWS OF
HARVARD COLLEGE

/s/	By:	/s/ Lisa Hogarty
Witness		Name: Lisa Hogarty
Title: VP Campus Services

/s/	By:	/s/ Carolee Hill
Witness		Name: Carolee Hill
Title: Managing Director Real Estate

BUYER

ATHENAHEALTH, INC.

/s/ Christopher Nolin	By:	/s/ Carolyn Reckman
Witness		Name: Carolyn Reckman
Title: VP, athenaEnvironment

[Signature Page to First Amendment to Purchase and Sale Agreement]
[The Arsenal on the Charles]